Exhibit 23.2



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 21, 1997 appearing on page 2 of the Annual Report on Form 11-K of the Plymouth Rubber Company Retirement Savings and Profit Sharing Plan and Trust for the fiscal year ended December 31, 1996. We also consent to the reference to us under the heading "Experts".


/s/Morris & Morris, P.C.
   Morris & Morris, P.C.
   Needham Heights,  Massachusetts
   May 15, 1998